UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2022, Vicor Corporation (the “Company”) appointed Quentin A. Fendelet to succeed Richard J. Nagel, Jr. as the Company’s Corporate Vice President and Chief Accounting Officer. Mr. Fendelet will join the Company as an employee on February 7, 2022 and will succeed to the offices of Corporate Vice President and Chief Accounting Officer, effective on or about March 11, 2022, upon Mr. Nagel’s previously-announced retirement.

Mr. Fendelet, age 50, served as a Senior Financial Consultant with Fenway Consulting Group and CBIZ Private Equity Advisory, transaction and transformation solutions partners for middle-market private equity firms, from October 2020 to February 2022. Prior to his Senior Financial Consulting roles, Mr. Fendelet served as Vice President Controller of Wheelabrator Technologies, Inc., an environmental services company, from November 2015 to March 2020. Prior to Wheelabrator, Mr. Fendelet served as Vice President of Finance of Courier Corporation, a publicly traded media company, from April 2014 to June 2015. In his previous positions, Mr. Fendelet was responsible for overseeing finance and accounting operations, systems implementations and guiding strategic financial and business decisions. Mr. Fendelet holds a Bachelor of Science – Accounting from Merrimack College and a Master of Business Administration from Bentley University. He is a Certified Public Accountant and a Chartered Global Management Accountant.

In connection with Mr. Fendelet joining the Company, on February 7, 2022, Mr. Fendelet will be awarded stock options under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated (the “Vicor Plan”) to purchase an aggregate of 10,000 shares of the Company’s common stock. The exercise price of the stock options will be set at the closing price of a share of the Company’s common stock on or about March 1, 2022. The options will vest 20% per year over a five-year period and expire on or about March 1, 2032. Mr. Fendelet will receive an annual base salary of $300,000, as well as a monthly car allowance of $600 and reimbursement of gasoline expenses. In addition, he is eligible to participate in the benefit programs and arrangements made available generally to the Company’s executive officers, including the Company’s dental and medical plans, life insurance plans, short and long-term disability plans, and 401(k) plan. Mr. Fendelet will also be eligible to participate in and receive awards under the Vicor Plan, with the terms and conditions of any awards granted to Mr. Fendelet being in the sole discretion of the Board or other plan administrator or its designee.

There are no arrangements or understandings between Mr. Fendelet and any other persons pursuant to which Mr. Fendelet was selected to serve as the Company’s Corporate Vice President and Chief Accounting Officer. There are also no family relationships between Mr. Fendelet and any director or executive officer of the Company, and Mr. Fendelet has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: January 27, 2022	By:	/s/ James F. Schmidt
James F. Schmidt
Chief Financial Officer